UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 19, 2012

Wonder Auto Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-50883	88-0495105
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 16 Yulu Street

Taihe District, Jinzhou City, Liaoning Province

People’s Republic of China, 121013

(Address of Principal Executive Offices)

(86) 416-2661186

Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 19, 2012, the Board of Directors (the “Board”) of Wonder Auto Technology, Inc. (the “Company”) appointed Xuezeng Chen, age 66, to the Board as a director to fill an existing vacancy on the board, with such appointment effective as of March 19, 2012. Mr. Chen was elected to hold office until his resignation, his death or the appointment of his successor. Mr. Chen is considered independent by the Board within the meaning of the charters of each of the Company’s Audit, Compensation and Compensation and Governance and Nominating Committees and will receive an annual salary in his capacities as independent director in the amount of U.S. $40,000.

Mr. Chen has considerable experience on corporate-related matters. Mr. Chen has been a partner with a Chinese law firm of Beijing Qinmin Law Firm since 2010. From 2008 to 2010, Mr. Chen worked as an associate with Beijing Fengping Law Firm. From 2003 to 2007, Mr. Chen worked as an associate with Beijing Logion Law Firm. Mr. Chen holds a bachelor degree from the Liaoning University, China.

Mr. Chen, as an independent director, has been appointed as a member of each of the Company’s Audit, Compensation and Governance and Nominating Committees.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wonder Auto Technology, Inc.

Date: March 19, 2012

/s/ Aijun Jiang
Chief Financial Officer

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